                                                                      Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)

 NEW YORK                                                             13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                         10017
(Address of principal executive offices)                              (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue

                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

                               ADVANTA CORPORATION
               (Exact name of obligor as specified in its charter)

DELAWARE                                                              23-1462070
 (State or other jurisdiction of                                (I.R.S. employer
incorporation or organization)                               identification No.)
WELSH & MCKEAN ROADS,
P.O. BOX 819
SPRING HOUSE, PA                                                           19477
 (Address of principal executive offices)                             (Zip Code)

                         REDIRESERVE CERTIFICATES, NOTES
                       (Title of the indenture securities)

                                     GENERAL

Item 1. General Information.

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

          New York State Banking Department, State House, Albany, New York
          12110.

          Board of Governors of the Federal Reserve System, Washington, D.C., 20551

          Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

          Federal Deposit Insurance Corporation, Washington, D.C., 20429.


      (b) Whether it is authorized to exercise corporate trust powers.

          Yes.


Item 2. Affiliations with the Obligor and Guarantors.

      If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

      None.

Item 16.   List of Exhibits

      List below all exhibits filed as a part of this Statement of Eligibility.

      1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see
Exhibit 1 to Form T-1 filed in connections with Registration Statement No. 333-76894, which is incorporated by reference.)

      2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

      3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

      4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-76894, which is incorporated by reference.)

      5. Not applicable.

      6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

      7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority (see Exhibit 7 to Form T-1 filed in connection with Registration Statement 333-76894, which is incorporated by reference.)

      8. Not applicable.

      9. Not applicable.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 14th day of June, 2002

                                     JPMORGAN CHASE BANK


                                       By  /s/ Francine Springer
                                           ---------------------
                                           /s/ Vice President

                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,


          at the close of business March 31, 2002, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                        DOLLAR AMOUNTS
                     ASSETS                                              IN MILLIONS
         Cash and balances due from depository institutions:
              Noninterest-bearing balances and
              currency and coin                                          $ 22,028
              Interest-bearing balances                                     9,189
         Securities:
         Held to maturity securities                                          428
         Available for sale securities                                     56,159
         Federal funds sold and securities purchased under
              agreements to resell
              Federal funds sold in domestic offices                        1,901
              Securities purchased under agreements to resell              69,260
         Loans and lease financing receivables:

              Loans and leases held for sale                               13,042
              Loans and leases, net of unearned income                   $165,950
              Less: Allowance for loan and lease losses                     3,284
              Loans and leases, net of unearned income and
              allowance                                                   162,666
         Trading Assets                                                   152,633
         Premises and fixed assets (including capitalized leases)           5,737
         Other real estate owned                                               43
         Investments in unconsolidated subsidiaries and
              associated companies                                            366
         Customers' liability to this bank on acceptances
              outstanding                                                     306
         Intangible assets
                 Goodwill                                                   1,908
                 Other Intangible assets                                    7,218
         Other assets                                                      38,458
         TOTAL ASSETS                                                    $541,342

LIABILITIES

         Deposits
              In domestic offices                                                                 $ 151,985
              Noninterest-bearing                                                     $  66,567
              Interest-bearing                                                           85,418
              In foreign offices, Edge and Agreement
              subsidiaries and IBF's                                                                119,955
              Noninterest-bearing                                                     $   6,741
              Interest-bearing                                                          113,214

         Federal funds purchased and securities sold under agreements to repurchase:

              Federal funds purchased in domestic offices                                            12,983
              Securities sold under agreements to repurchase                                         82,618
         Trading liabilities                                                                         94,099
         Other borrowed money (includes mortgage indebtedness
              and obligations under capitalized leases)                                              10,234
         Bank's liability on acceptances executed and outstanding                                       311
         Subordinated notes and debentures                                                            9,679
         Other liabilities                                                                           25,609
         TOTAL LIABILITIES                                                                          507,473
         Minority Interest in consolidated subsidiaries                                                 109

         EQUITY CAPITAL

         Perpetual preferred stock and related surplus                                                    0
         Common stock                                                                                 1,785
         Surplus  (exclude all surplus related to preferred stock)                                   16,304
         Retained earnings                                                                           16,548
         Accumulated other comprehensive income                                                        (877)
         Other equity capital components                                                                  0
         TOTAL EQUITY CAPITAL                                                                       33,760
                                                                                                  ---------
         TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL                                 $ 541,342
                                                                                                  =========

      I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

                                         WILLIAM B. HARRISON, JR. )
                                         ELLEN V. FUTTER          )
                                         LAWRENCE A. BOSSIDY      )



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